SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   October 9, 2008

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11230
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03  CREATION OF A DIRECT OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 23, 2008, Mega Media Group, Inc. (the “Company”) entered into a $150,000 Loan Agreement with Dr. Lev Paukman, a director of the Company, at an interest rate of 9% per annum. Pursuant to the terms of this Loan Agreement, this loan shall be repaid within 30 business days from the execution of this agreement.

On October 24, 2008, Echo Broadcasting Group, Inc., (“Echo”) a wholly-owned subsidiary of the Company, entered into a $50,000 Loan Agreement with Inga Fruman at a rate of 9% per annum.   Pursuant to the terms of this Loan Agreement, this loan shall be repaid within 30 business days from the execution of this Agreement.

ITEM 8.01 OTHER EVENTS

As previously disclosed in the Current Report Form 8-K dated as of September 12, 2008, on September 3, 2008, we were served with a Notice of Motion for Summary Judgment in Lieu of Complaint filed by David Kokakis (“Plaintiff”).  In this Motion, filed in Supreme Court of the State of New York on September 3, 2008, Plaintiff alleged that the Company has failed to make payments due on a series of notes issued by the Company, and filed to make payments of interest due on these notes.  Plaintiff asked the court to enter judgment in his favor in the total amount of $329,500 allegedly due under the notes, plus accrued interest.

On November 11, 2008, the Company settled this litigation and entered into a settlement agreement (the “Stipulation of Settlement”) with Plaintiff. The Company signed two (2) confessions of judgment (the “Confession of Judgment”) which is in favor of Plaintiff.  Pursuant to the first Confession of Judgment, in the event of default of the Stipulation of Settlement, the Company agrees to pay Plaintiff a total of $388,810, consisting of a principal amount of $329,500 plus accrued interests of $59,310. Pursuant to the second Confession of Judgment, in the event of default of the Stipulation of Settlement ,the Company agreed to pay Plaintiff deferred compensation in the sum of $125,962. The second claim would be the basis of a second action brought by Plaintiff against the Company, which Plaintiff was about to commence.

Both Confessions of Judgment will be held in escrow by Plaintiff’s counsel pending the Company’s compliance with its agreement pursuant to the schedule detailed in the Stipulation of Settlement.  The payments have a maximum of a five (5) day grace period, that is, they must be in Plaintiff’s attorney’s possession by no later than the 6th day of the month.

If the Company makes all of the payments, which is $316,955 in total, pursuant to the payment schedule, the two (2) Confessions of Judgment will not be filed and will be waived and returned to the Company’s attorney. Failing to make the payments, or failing to pay on time, as aforedescribed, will be deemed a default and permit Plaintiff’s counsel to file both Confessions of Judgment and Affidavits of Confession of Judgments with the Clerk of the Court without further notice.

The foregoing description of the Stipulation of Settlement and Confessions of Judgment contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment Agreement attached hereto as Exhibit 10.1, 10.2 and 10.3.

On October 9, 2008, the Company and Echo (collectively, the “Defendants”) were served with a summons and complaint filed by Eric Schwartz, the former Director and Vice President of the Company until January 27, 2008 (“Plaintiff”).  The complaint alleged that during Plaintiff’s employment by the Company and Echo, Plaintiff is owed the sum of not less than $119,621 plus accrued interest with respect to the unpaid base salary for 2006, 2007 and January 2008. The case was filed in the Supreme Court of the State of New York, County of Kings. The plaintiffs seek all sums for the unpaid base salary plus interest, compensation, liquidated damages equal to 25% of the total amount of wages due, attorneys’ fees, and a sum not exceeding $50 for expenses which may be taxed as costs, all in the sum of not less than $149,526.25.

The Company and Echo deny the allegations made in the complaint and intend to vigorously contest the allegations. We are in the process of retaining counsel to represent us in this matter.

ITEM 9.01 EXHIBITS.

Exhibit Number	Description

10.1	Stipulation of Settlement dated November 11, 2008
10.2	First Confession of Judgment dated November 11, 2008
10.3	Second Confession of Judgment dated November 11, 2008
10.4	Loan Agreement between the Company and Dr. Lev Paukman dated October 23, 2008
10.5	Loan Agreement between Echo and Inga Fruman dated October 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.
Dated: November 20, 2008
By: /s/ Alex Shvarts
Alex Shvarts President and Director